UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2014

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

      At the Company’s 2014 Annual Meeting of Stockholders held on May 14, 2014, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

(1)	Election of eleven directors for a term of one year each, to serve until their successors have been duly elected and have qualified or until their earlier removal or resignation:
	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Herbert Wender	119,726,890	2,525,007	107,123	34,207,107

David C. Carney	119,741,382	2,487,904	129,734	34,207,107

Howard B. Culang	119,456,882	2,790,458	111,680	34,207,107

Lisa W. Hess	120,056,744	2,191,343	110,933	34,207,107

Stephen T. Hopkins	121,324,535	895,133	139,352	34,207,107

Sanford A. Ibrahim	121,569,905	629,865	159,250	34,207,107

Brian D. Montgomery	119,572,346	2,591,267	195,407	34,207,107

Gaetano Muzio	119,585,988	2,576,765	196,267	34,207,107

Jan Nicholson	119,912,247	2,235,525	211,248	34,207,107

Gregory V. Serio	120,053,389	2,201,262	104,369	34,207,107

Noel J. Spiegel	121,809,703	405,801	143,516	34,207,107
(2)	Approval, by an advisory, non-binding vote, of the overall compensation of the Company's named executive officers:
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
118,853,605	3,313,185	192,230	34,207,107
(3)	Approval of the Radian Group Inc. 2014 Executive Compensation Plan:
FOR	AGAINST	ABSTAIN
111,669,452	9,688,000	1,001,568
(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014:
FOR	AGAINST	ABSTAIN
154,490,331	1,859,170	216,626

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	May 15, 2014	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary